27725 Stansbury, Suite 200                                                                                                                                                                     12900 Hall  Road,  Suite  500

Farmington Hills, MI 48334                                                                                                                                                           Sterling Heights, MI 48313-1153

Phone          248-355-1040                                                                                                                                                                     Phone          586-254-1040

Fax               248-355-1084                                                                                                                                                                            Fax           586-254-1805

Web              www.uhyllp-us.com

April 21, 2015

U.S. Securities and Exchange Commission 100 F Street, N.E.

Washington D.C.  20549

Re:  HPIL Holding

Dear Ladies and Gentlemen:

We have  read  Item  4.01  of  Form  8-K  concerning  our  firm  dated  April  16,  2015,  of  HPIL  Holding  that  we understand the  Company  intends  to  file  with  the  U.S.  Securities  and  Exchange  Commission  on  or  about April 21,  2015,  and  are  in  agreement  with  the  statements  contained  in  the  second,  third,  fourth  and  fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

A member  of  UHY  International,

a network  of  independent  accounting  and  consulting  firms